SUMMERCLOUD BAY, INC.

                                                              3  Registry  Drive
                                                        Lawrenceville  NJ  08648
                                                            Phone   609-844-9681
                                                                Fax 609-844-9691

                              CONSULTING AGREEMENT

        THIS AGREEMENT, effective as of October 1, 1997, is by and between Summercloud Bay, Inc., (hereinafter referred to as "CONSULTANT"), and Palatin Technologies Inc., a Delaware Corporation having offices at 214 Carnegie Center, Suite 100, Princeton NJ 08540 (hereinafter referred to as "PALATIN").

                                   WITNESSETH

        WHEREAS, CONSULTANT is an expert in scientific matters of particular importance to the advancement of PALATIN's technology; and

        WHEREAS, PALATIN desires that it be able to utilize CONSULTANT's expertise in the commercialization of its research and development programs.

        NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, the parties hereby agree as follows:

                          ARTICLE I - TERM OF AGREEMENT

        This Agreement shall be in effect for eighteen (18) months from the effective date at which time PALATIN and CONSULTANT may agree to renew this agreement for up to twelve (12) months further. This agreement may be terminated by PALATIN or CONSULTANT upon ninety (90) days notice pursuant to the provisions of ARTICLE V.

                         ARTICLE II- CONSULTING FUNCTION

        During the term of this Agreement, CONSULTANT agrees to provide services and assistance to PALATIN's commercial and technical development programs as may be reasonably requested by PALATIN. CONSULTANT will provide direct expertise in the strategic positioning and in the identification and analysis of corporate partners and related business opportunities of PALATIN's MIDAS technology.

        CONSULTANT will devote appropriate time to the performance of his duties in accordance with the directions of the Chairman and Chief Executive Officer of PALATIN.


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                           ARTICLE III - COMPENSATION

        In consideration of CONSULTANT's performance of the consulting services, PALATIN shall pay CONSULTANT, during the Term, a consulting fee at the rate of $4,500 per month, payable at the beginning of each month. Subject to the approval of PALATIN's Board of Directors, CONSULTANT will be granted 50,000 stock options, the underlying stock of which will be registered and will vest over the first twelve (12) months of this agreement. The price of such options will be at the closing price of PALATIN's stock on November 24, 1997.

        At the discretion of PALATIN's Board of Directors, and/or subject to completion of a significant milestone event for the MIDAS technology and related to the execution of CONSULTANT's services, CONSULTANT will be eligible for a further grant of PALATIN stock options.

                              ARTICLE IV - EXPENSES

        PALATIN will promptly reimburse CONSULTANT for all reasonable and necessary expenses incurred by CONSULTANT in connection with travel i.e., coach airfare, hotel accommodation and ground transportation, and other expenses related to the execution of CONSULTANT's services as approved by PALATIN.

                             ARTICLE V - TERMINATION

        If this AGREEMENT is terminated due to a transaction involving a Change of Control of PALATIN, the options granted herein will vest automatically and be subject to the lock-up provisions for other Officers and Directors of PALATIN.

                           ARTICLE V - CONFIDENTIALITY

        CONSULTANT recognizes and acknowledges that the technology possessed and under development by PALATIN is a valuable property right to be kept confidential and secret, and therefore agrees to keep confidential and not disclose or use (except in connection with the fulfillment of the consulting, duties with PALATIN under this Agreement) all "Confidential Information" of PALATIN. "Confidential Information" shall not include, however, information already known to CONSULTANT prior to receipt from PALATIN.

                    ARTICLE VI - REPRESENTATION OF CONSULTANT

        CONSULTANT hereby represents that there is no binding agreement to which it is a party to, or by which it is bound, that would forbid or restrict its activities herein.


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                      ARTICLE VII - OWNERSHIP OF INVENTIONS

        In consideration for the compensation paid to CONSULTANT by PALATIN in
Article IV, CONSULTANT hereby assigns to PALATIN all right, title and interest to all inventions which arise from the consulting activities for PALATIN hereunder, and agrees to cooperate fully in the prosecution of any patent application resulting from such invention, at the expense of PALATIN, which cooperation shall include executing any necessary documents in connection therewith.

                             ARTICLE VIII - SURVIVAL

        The Provisions of this Agreement relating to confidentiality, assignment of inventions and cooperation during patent prosecution shall survive any termination or expiration of this Agreement hereof

                           ARTICLE IX - MISCELLANEOUS

        CONSULTANT shall keep confidential from PALATIN all technical, scientific and other confidential information concerning the business and research plans of CONSULTANT's other agreements and relationships.


        IN WITNESS WHEREOF, the parties hereto have executed this Agreement by proper persons thereunto duly authorized.

SUMMERCLOUD BAY INC.

By /s/ John Prendergast                                   Date    11/25/97
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Name:

Title:


PALATIN, INC.

By: /s/ Edward J. Quilty                                  Date    11/25/97
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Name:

Title: